OPEN MARKET SALE AGREEMENTSM

February 1, 2022

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Opthea Limited, a corporation incorporated under the laws of Australia (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell from time to time through Jefferies LLC in its capacity as, (i) purchaser under any Forward Contract (as defined below), (the “Forward Purchaser”), (ii) agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge ADSs (as defined below) hereunder (the “Forward Seller” and (iii) agent for the Company and/or principal in connection with the offering and sale of any ADSs (as defined below) (the “Agent”), on behalf the Company, American Depositary Shares (the “ADSs”, and each an “ADS”), each representing eight (8) ordinary shares, no par value, of the Company (the “Ordinary Shares”), having an aggregate offering price of up to $75.0 million. The Forward Seller shall be acting as sales agent for the Forward Purchaser and agrees with the Company and the Forward Purchaser to use reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge ADSs upon the terms and subject to the conditions set forth in this Agreement. The ADSs will be issued pursuant to a Deposit Agreement, dated as of October 16, 2020 (the “Deposit Agreement”), by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all holders and beneficial owners of ADSs issued thereunder. The Company shall, following subscription by the Agent of the ADSs, deposit, on behalf of the Agent, the Ordinary Shares represented by such ADSs with The Bank of New York Mellon, as custodian (the “Custodian”) for the Depositary.

Section 1. DEFINITIONS

(a)    Certain Definitions. For purposes of this Agreement, the below capitalized terms shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below) or any portion thereof, as the context may require, the number of Forward Hedge ADSs that the Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

SM	“Open Market Sale Agreement” is a service mark of Jefferies LLC

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent or Forward Seller shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.

“ASX” means the Australian Securities Exchange Limited.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent or Forward Seller shall not sell Shares, and the Forward Purchaser shall not receive Forward Settlement ADSs, during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and Forward Seller and which in no event shall be less than $1.00 without the prior written consent of the Agent and Forward Seller, which may be withheld in the Agent’s or Forward Seller’s sole discretion.

“Forward” means the transaction resulting from each Issuance Notice specifying that it relates to a “Forward” and requiring the Forward Purchaser to use its reasonable efforts consistent with its normal trading and sales practices to borrow and sell, as specified in such Issuance Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge ADSs.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge ADSs” means all ADSs borrowed by the Forward Purchaser or its affiliate and offered and sold by the Forward Seller or its affiliate in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Issuance Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target aggregate Sales Price of the Forward Hedge ADSs to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate of any commission, discount or other compensation to be paid by the Company to the Forward Seller in connection with the sale of the Forward Hedge ADSs, which shall be determined in accordance with the terms set forth on Schedule B and recorded in the applicable Issuance Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means, subject to Section 3 hereof, the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”), beginning on the date specified in the applicable Issuance Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge ADSs in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period any event occurs that would permit the Forward Purchaser to designate any “Scheduled Trading Day” as (x) an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation, (y) an “ISDA Event” (as such term in defined in the Master Forward Confirmation) or (z) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 7 hereof and as set forth in Section 3 hereof.

“Forward Hedge Settlement Date” means, for any Forward Contract, unless specified in the applicable Issuance Notice (as amended by the corresponding Acceptance, if applicable), the second (2nd) Trading Day (as defined below) (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Forward Hedge ADSs are made.

“Forward Settlement ADS” means any ADSs delivered by the Company pursuant to the Company’s election (or deemed election) of “net share” settlement or “physical” settlement of any Forward Contract.

“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and, pursuant to a Issuance Notice, requires the Agent to use its reasonable efforts consistent with its normal trading and sales practices to sell ADSs as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the ADSs and Forward Settlement ADSs to be sold by the Agent and Forward Purchaser pursuant to any Issuance Notice.

“Issuance Notice” means a written notice delivered to the Agent, Forward Seller or Forward Purchaser, as applicable, by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President or Chief Financial Officer.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Transactions substantially in the form attached hereto as Exhibit B, dated as of the date hereof, by and among the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Maximum Program Amount” means ADSs with an aggregate Sales Price of the lesser of (a) the number or dollar amount of ADSs registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the number or dollar amount of Ordinary Shares permitted to be sold under Form F-3 (including General Instruction I.B.1 thereof, if applicable), or (c) the number or dollar amount of Ordinary Shares for which the Company has filed a Prospectus (defined below).

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Global Select Market or such other national securities exchange on which the ADS are then listed.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge ADS or Share, as the case may be, sold by the Agent or the Forward Seller on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale; provided that the aggregate Sales Price of the Shares that may be sold pursuant to this Agreement shall not exceed the Maximum Program Amount.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means three percent (3%) of the gross proceeds of Shares sold pursuant to this Agreement by the Agent, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the second business day following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Trading Day” means any day on which the Principal Market is open for trading.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the gross proceeds payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge ADSs hereunder pursuant to Section 3, the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge ADSs actually sold by the Forward Seller on such Trading Day.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with each of the Agent, the Forward Seller and the Forward Purchaser, that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date on which a certificate under Section 4(o) is delivered and (5) as of each Time of Sale (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a)    Registration Statement. The Company has prepared and will file with the Commission a shelf registration statement on Form F-3 that contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Ordinary Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Ordinary Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent, the Forward Seller and the Forward Purchaser by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent, the Forward Seller or the Forward Purchaser for such use. The Registration Statement at the time it originally becomes effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Registration Statement was or will be originally declared effective and at the time the Company’s most recent annual report on Form 20-F was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 20-F the Company will meet the then-applicable requirements for use of Form F-3 under the Securities Act.

(b)    Compliance with Registration Requirements. The Original Registration Statement and any Rule 462(b) Registration Statement will be declared effective by the Commission under the Securities Act prior to the issuance of the first Issuance Notice. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent, the Forward Seller and the Forward Purchaser for use in connection with the issuance and sale of the ADSs. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent, the Forward Seller or the Forward Purchaser furnished to the Company in writing by either the Agent, the Forward Seller or the Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Agent, the Forward Seller and the Forward Purchaser to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares and Forward Settlement ADSs as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

(c)    Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares and Forward Settlement ADSs pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares and Forward Settlement ADSs did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Free Writing Prospectus.

(d)    Incorporated Documents; Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at each Time of Sale (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent for the use of such data from such sources.

(f)    Validity of ADSs. Upon delivery by the Depositary of ADSs against deposit of Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and persons in whose names the ADS are registered will be entitled to the rights specified in the Deposit Agreement; and upon the sale and delivery to the Agent or Forward Purchaser of the ADSs and payment therefor pursuant to this Agreement, the Agent or Forward Purchaser will acquire good, marketable and valid title to such ADSs free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(g)    Transfer Taxes. No stamp, registration, issuance, transfer taxes or other similar taxes, duties, fees or charges (“Transfer Taxes”) are payable by or on behalf of the Agent, the Forward Seller or Forward Purchaser in connection with (A) the issuance of the Ordinary Shares and the delivery of the ADSs in the manner contemplated by this Agreement, (B) the deposit with the Depositary of the Ordinary Shares against issuance of the ADSs, or (C) the sale and delivery by the Agent or Forward Purchaser of the ADSs as contemplated herein. For the avoidance of doubt, income, franchise and similar taxes, withholding taxes, capital gains taxes and taxes on actual or constructive dividends shall not be considered “Transfer Taxes.”

(h)    Dividends. Except as described in the Prospectus, any dividends and other distributions declared and payable on the Ordinary Shares may under current Australian law and regulations be paid to the Depositary and to the holders of Ordinary Shares or ADSs, as the case may be, in Australian dollars and may be converted into foreign currency that may be transferred out of Australia in accordance with the Deposit Agreement.

(i)    Use of Free Writing Prospectus. Each Free Writing Prospectus does not include any information that conflicts with the information contained in the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Free Writing Prospectus based upon and in conformity with written information made in reliance upon and in conformity with information relating to the Agent, the Forward Seller or the Forward Purchaser furnished to the Company in writing by the Agent, the Forward Seller or the Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Agent, the Forward Seller and the Forward Purchaser to the Company consists of the information described in Section 6 below.

(j)    Incorporation and Good Standing of the Company. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in each case where such failure would not reasonably be expected to have a Material Adverse Effect (as defined below).

(k)    Capitalization. All the outstanding share capital of each subsidiary has been duly and validly issued and is fully paid, and, except as otherwise set forth in the Prospectus, all outstanding share capital of the subsidiaries is owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(l)    Description of Contracts; Exhibit Filings. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(m)    Authorization. The Company has full legal capacity and power to enter into this Agreement, any Forward Contract and each such agreement has been, or will be, duly authorized, executed and delivered by the Company.

(n)    Company Not an “Investment Company”. The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o)    Consents and Approval. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and the listing rules of the ASX and such as may be required under the listing rules of the Nasdaq Stock Market, applicable rules of the Financial Industry Regulatory Authority, Inc. and under the applicable state and foreign securities laws of any jurisdiction in connection with the purchase and distribution of the ADSs and Forward Settlement ADSs, by the Agent or Forward Purchaser, as applicable, in the manner contemplated herein and in the Prospectus.

(p)    No Breach or Defaults. Neither the issue and sale of the ADSs, nor the consummation of any other of the transactions herein contemplated, the fulfillment of the terms hereof, nor the deposit of the Ordinary Shares represented by ADSs with the Custodian for the Depositary, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the constitution of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clause (ii) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below).

(q)    No Registration Rights. Except as described in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement or the issuance of the Shares or Forward Settlement ADSs, other than those that have been waived.

(r)    Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s)    No Material Adverse Effect. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, individually or taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Prospectus.

(t)    Real Property. Each of the Company and its subsidiary leases all such real properties as are reasonably necessary to the conduct of its operations as presently conducted. The Company does not own any real property.

(u)    No Violation. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its constitution or other applicable organizational document, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in case of clauses (ii) and (iii), for any such violation or default as would not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)    Independent Accountants. Deloitte Touche Tohmatsu, who have issued their audit report with respect to the consolidated financial statements of the Company and its affiliates included in the Registration Statement and Prospectus, are independent public accountants with respect to the Company and its affiliates within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(w)    Tax Returns. The Company has filed all tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, or as otherwise set forth in or contemplated in the Registration Statement and Prospectus, and the Company has paid all taxes required to be paid by it and any other assessment, fine or penalty in the nature of a tax levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith, or as would not have a Material Adverse Effect, or as otherwise set forth in or contemplated in the Registration Statement and Prospectus.

(x)    No Labor Disputes. With respect to the Company and each of its subsidiaries, except as set forth in or contemplated in the Registration Statement or Prospectus: (i) no labor problem, dispute, slowdown, work stoppage or disturbance involving any employees of it exists or, to the Company’s knowledge is threatened or imminent, and it is not aware of any existing or imminent labor problem, dispute, slowdown, work stoppage or disturbance by the employees of any of its or its principal suppliers, contractors or customers, that could have a Material Adverse Effect; (ii) the prescribed minimum level of superannuation support in respect of each employee has been provided so as to not incur a shortfall amount under the Superannuation Guarantee (Administration) Act 1992 (Cth); and (iii) compliance subsists for all its obligations under employment contracts, industrial agreements and awards and with all codes of conduct and practice relevant to conditions of service and to the relations between it and the employees employed by it, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)    Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(z)    Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement and Prospectus.

(aa)    Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, all applicable federal, state, local or foreign governmental or other authorities that are necessary to conduct their respective businesses (“Permits”), except where the failure to possess such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any such subsidiary is in violation of, or in default under, any of the Permits nor has received any revocation, suspension or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus. Neither the Company nor any of its subsidiaries has received any notice that any such Permit will not be renewed in the ordinary course, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Permits are valid and in full force.

(bb)    Company’s Accounting Systems. The Company and each of its subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and Prospectus, the Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(cc)    Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act 1934, as amended, and the rules and regulations promulgated thereunder Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

(dd)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or Forward Settlement ADSs.

(ee)    Environmental Laws and Compliance. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except in each case where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus. Except as set forth in the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ff)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder, that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(gg)    Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including of any government owned or controlled entity, or any person acting in an official capacity for or on behalf of any of the foregoing) from corporate funds; or (iii) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (iv) is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law, each as may be amended, or the rules or regulations thereunder (collectively, the “Anti-Corruption Laws”); and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance with the Anti-Corruption Laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Anti-Corruption Laws.

(hh)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)    Sanctions. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region, Cuba, Iran, North Korea, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned

Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(jj)    Subsidiaries. The subsidiaries listed on Exhibit 8.1 to the Company’s most recent annual report on Form 20-F, or disclosed in any report on Form 6-K subsequent to the most recent annual report on Form 20-F, are the only subsidiaries of the Company.

(kk)    Intellectual Property. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in documents incorporated by reference into the Prospectus under the captions “Risk Factors—Risks Relating to Intellectual Property” and “Business—Intellectual Property” or similar captions, or as would not reasonably be expected to result in a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no valid and enforceable U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Registration Statement and Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property, in each case as such Intellectual Property relates to product candidates under clinical development as described in the Registration Statement and Prospectus, and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company un-patentable which has not been disclosed to the U.S. Patent and Trademark Office.

(ll)    No Lending Relationships. Except as disclosed in the Registration Statement and Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Jefferies LLC and (ii) does not intend to use any of the proceeds from the sale of the ADSs hereunder to repay any outstanding debt owed to any affiliate of Jefferies LLC.

(mm)     Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(nn)    No Rights of Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Australia.

(oo)    Compliance with Healthcare Laws. The Company and its subsidiaries are, and at all times have been, in material compliance with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed or were corrected or supplemented by a subsequent submission, except as would not cause a Material Adverse Effect. Neither the Company nor any subsidiary is a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries, nor any of its or their respective employees, officers, directors or, to the Company’s knowledge, agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to Company’s knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(pp)     Cyber Security. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases

(collectively, “IT Systems and Data”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintain commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (EU 2016/679); (iv) any information which would qualify as “protected health information” under HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to Personal Data, nor any incidents under internal review or investigations relating to the same, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect, or those that have otherwise been disclosed in the Registration Statement and the Prospectus, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries have been and are presently in material compliance with all applicable laws, directives, or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data, including Personal Data and to the protection of such IT Systems and Data and Personal Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected to result in a Material Adverse Effect. There has been no security breach or other material compromise of or relating to any of the Company’s IT Systems and Data and the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other material compromise to their IT Systems and Data, except for any breaches or compromises that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus.

(qq)    Privacy Laws. The Company and its subsidiaries are, and have at all times been, in material compliance with all applicable data privacy and security laws and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations regarding the privacy and security of IT Systems and Data and Personal Data (collectively, the “Privacy Laws”), except as would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus. To ensure compliance with the Privacy Laws, the Company and each of its subsidiaries has in place, complies with, and takes appropriate steps reasonably designed to ensure compliance in all material respects with their policies and contractual obligations governing the collection, storage, use, disclosure, handling and analysis of Personal Data. The Company has at all times made all material disclosures to users or customers required by the Privacy Laws, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company further certifies that neither the Company nor any of its subsidiaries: (i) have received notice of, any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in, any such notice; (ii) are currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Laws; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law, except with respect to subsection (i), (ii) and (iii) as would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus.

(rr)    Clinical Data and Regulatory Compliance. The preclinical studies and clinical trials that are described in the Registration Statement and Prospectus (collectively, “Studies”) were conducted by or, to the knowledge of the Company, on behalf of the Company or its subsidiaries were and, if still ongoing, are being conducted in all material respects in accordance with the protocols, procedures and controls designed for such Studies and pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies contained in the Registration Statement and Prospectus are accurate and complete and fairly present the data derived from such Studies, in each case in all material respects, and the Company and its subsidiaries have no knowledge of any other Studies the results of which are materially inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement and Prospectus; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the FDA or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries have received any notice from, or correspondence from, any Regulatory Agency requiring the termination, suspension or material modification of any Studies conducted by or on behalf of the Company or its subsidiaries, except as disclosed in the Registration Statement and the Prospectus; and the Company and its subsidiaries are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(ss)    Solvency. Neither the Company nor any Group Member is Insolvent and there is no act which has occurred nor any omission which may result in the Company or a Group Member becoming Insolvent. As used in this Agreement, “Group” shall mean the Company and its Related Bodies Corporate (as defined below), and “Group Member” means any one or more of them. “Related Bodies Corporate” has the meaning set out in section 50 of the Corporations Act. As used in this Agreement, a person is “Insolvent” when: (i) it is (or states it is) an insolvent under administration or insolvent (each as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)); (ii) it is in liquidation, in provisional liquidation, under administration or wound up or it has had a controller appointed to its property; or it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this Agreement); (iii) an application or order has been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (i), (ii) or (iii) above occurring; (iv) it is taken (under section 459F(1)

of the Corporations Act) to have failed to comply with a statutory demand; (v) or it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another party to this Agreement reasonably deduces it is so subject) (vi) it is otherwise unable to pay its debts when they fall due; or (vii) something having a substantially similar effect to (i) to (vi) happens in connection with that person under the law of any jurisdiction.

(tt)    ASX Compliance. All announcements which have been lodged during the three years prior to the date of this Agreement by the Company on the ASX are not misleading or deceptive in any material respect.

(uu)    FINRA Matters. All of the information provided to the Agent, the Forward Purchaser and Forward Seller or to counsel for the Agent, the Forward Purchaser or Forward Seller by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares and Forward Settlement ADSs is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct. The Company meets the requirements for use of Form F-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i).

Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agent, the Forward Purchaser and the Forward Seller or counsel for the Agent, Forward Purchaser and the Forward Seller in connection with an issuance of Shares and delivery of Forward Settlement ADSs shall be deemed a representation and warranty by the Company to the Agent, the Forward Purchaser and the Forward Seller as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agent, the Forward Purchaser and the Forward Seller and, for purposes of the opinions to be delivered pursuant to Section 4(o) hereof, counsel to the Company and counsel to the Agent, the Forward Purchaser and the Forward Seller, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. ISSUANCE AND SALE OF COMMON SHARES AND FORWARD SETTLEMENT ADSs.

(a)    Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, the Agent, the Forward Purchaser and the Forward Seller agree that the Company may from time to time seek to sell ADSs through the Agent, acting as sales agent, or directly to the Agent, acting as principal, or offer Forward Hedge ADSs through the Forward Seller, as applicable, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.

(b)    Mechanics of Issuances.

(i)    Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period or the Forward Hedge Selling Period, as applicable, on (x) which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied and (y) solely with respect to any Forward, no event described in clause (x) or clause (y) or clause (z) of the proviso set forth in the definition of a Forward Hedge Selling Period shall have occurred, the Company may exercise its right to (1) request an issuance of ADSs by delivering to the Agent an Issuance Notice or (2) in the case of a Forward, deliver a notice to the Forward Seller and the Forward Purchaser; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all ADSs issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount or require the approval of shareholders under the Listing Rules of the ASX; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by email notice or by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may decline such Issuance Notice for any reason in its sole discretion and may modify the list of such persons from time to time.

(ii)    Issuances of a Forward; Acceptance. With respect to an Issuance Notice for a Forward, if the Forward Seller and the Forward Purchaser wish to accept such proposed terms included in the Issuance Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Forward Seller and the Forward Purchaser will promptly, and in any event prior to 4:30 p.m. (New York City time) on the Trading Day immediately following the Trading Day on which such Issuance Notice was delivered to the Forward Seller and the Forward Purchaser, issue to the Company a notice by e-mail to the persons set forth in Schedule A setting forth the terms that the Forward Seller and the Forward Purchaser are willing to accept. Where the terms provided in the Issuance Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Forward Seller and the Forward Purchaser until the Company delivers to the Forward Seller and the Forward Purchaser an acceptance by e-mail to the persons set forth in Schedule A of all of the terms of such Issuance Notice, as amended (an “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Forward Seller and the Forward Purchaser set forth on Schedule A. The Issuance Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Forward Seller’s and the Forward Purchaser’s acceptance of the terms of the Issuance Notice or upon receipt by the Forward Seller and the Forward Purchaser of the Company’s Acceptance, as the case may be, unless and until (1) the entire amount of the Issuance Shares has been sold, (2) in accordance with the notice requirements set forth herein, the Company terminates the Issuance Notice, (3) the Company issues a subsequent Issuance Notice with parameters superseding those on the earlier dated Issuance Notice (as amended by the corresponding Acceptance, if applicable), (4) this Agreement has been terminated under the provisions of Section 7 or (5) any party shall have suspended the sale of the Shares in accordance with Section 3(b)(xi) below. With respect to a Forward, it is expressly acknowledged and agreed that the Company and the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to Shares unless and until the Company delivers an Issuance Notice to the Forward Seller and the Forward Purchaser and

either (x) the Forward Seller and the Forward Purchaser accept the terms of such Issuance Notice or (y) where the terms of such Issuance Notice are amended by the Forward Seller or the Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Issuance Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Issuance Notice with respect to a Forward (as amended by the corresponding Acceptance, if applicable), the terms of such Issuance Notice (as amended by the corresponding Acceptance, if applicable) will control.

(iii)    Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt and acceptance of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iv)    Forward Seller and Forward Purchaser Efforts. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Issuance Notice specifying that it relates to a “Forward” or upon receipt by the Forward Purchaser and the Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge ADSs described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge ADSs sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Issuance Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge ADSs, and otherwise in accordance with the terms of such Issuance Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to all of the individuals from the Company set forth on Schedule A and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge ADSs hereunder setting forth the number of Forward Hedge ADSs sold on such day, the Forward Hedge Selling Commission payable in respect of such Forward Hedge ADSs, the corresponding Sales Price at which such Forward Hedge ADSs were sold, and the gross proceeds from such sales payable to the Forward Purchaser in respect thereof. Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge ADSs (and the Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge ADSs) for any Forward hereunder in accordance with the terms of the relevant Issuance Notice (as amended by the corresponding Acceptance, if applicable) shall be subject in all respects to the terms and conditions of the Master Forward Confirmation. Each of the Company and the Forward Purchaser

acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser, its agent or its affiliate will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge ADSs, (ii) the Forward Seller will not incur any liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge ADSs borrowed by the Forward Purchaser or its affiliate for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge ADSs as required under this Section 3, and (iii) the Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, its agents, or any other person or entity if it or its affiliate does not borrow Forward Hedge ADSs for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge ADSs as required under this Section 3. In acting hereunder, the Forward Seller will be acting as an agent for the Forward Purchaser and not as principal. For the purposes only of the delivery of the Forward Hedge ADSs, the parties agree that where the Forward Purchaser or Forward Seller has an obligation to on-transfer Forward Hedge ADSs to another party, the Forward Purchaser or the Forward Seller receives delivery of and holds such Forward Hedge ADSs as bare trustee for the person they are obliged to transfer those Forward Hedge ADSs to.

(v)    Supplemental Confirmation. No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 3(b)(xi) or the Forward Contract or this Agreement is terminated pursuant to Section 7 hereof), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Issuance Notice (as amended by the corresponding Acceptance, if applicable) for such Forward), the “Initial Forward Price” for such Forward (which shall be determined as provided in the relevant Master Forward Confirmation), the “Spread” for such Forward (as set forth in the related Issuance Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward (which shall be determined as provided in the relevant Master Forward Confirmation), the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Issuance Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Issuance Notice (as amended by the corresponding Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Issuance Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption

“Forward Price Reduction Amounts” in the Issuance Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Issuance Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(vi)     Confirmation to the Company by Agent. If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed ADSs hereunder setting forth the number of shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.

(vii)    Same Day Sales. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of ADSs shall be effected by or through only one Agent or Forward Seller on any single given day, and the Company shall in no event request or allow more than one Agent or Forward Seller to sell ADSs on the same day. In addition, the Company agrees that it will not sell, or instruct any other party to sell, any shares of Ordinary Shares or ADSs under any other sales agency agreements or other similar arrangements on such day.

(viii)    Method of Offer and Sale. The ADSs may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any ADSs by the Agent shall be at the Agent’s discretion. Notwithstanding anything else in this Agreement, the parties agree that the Agent and the Forward Seller must only sell or offer to sell Shares or Forward Hedge Shares (as applicable) on the Principal Market or in the United States of America.

(ix)    Settlement. Each Issuance of ADSs will be settled on the applicable Settlement Date for such issuance of ADSs and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically deliver the amount of Ordinary Shares to be represented by the ADSs being sold to the Custodian and instruct the Depositary to deliver the ADSs by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such ADSs, which in all cases shall be freely tradable, transferable, registered ADSs in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. The Company must, at the time that the Ordinary Shares underlying the ADSs are issued, release on the announcements platform of the ASX a cleansing notice in accordance with section 708A(5)(e) of the Corporations Act that complies with section 708A(6) of the Corporations Act. The Company may sell ADSs to the Agent as principal at a price agreed upon at each relevant time ADSs are sold pursuant to this Agreement (each, a “Time of Sale”). For the purposes only of the delivery of the ADSs, the parties agree that where the Agent has an obligation to on-transfer ADSs to another party, the Agent receives delivery of and holds such ASDs as bare trustee for the person they are obliged to transfer those ADSs to.

(x)    Forward Settlement. On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically deliver the amount of Ordinary Shares to be represented by the ADSs being sold to the Custodian and instruct the Depositary to deliver the ADSs transfer the Forward Hedge ADSs being sold by crediting the Forward Seller or its designee’s account (provided the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered ADSs in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related gross proceeds from such sales to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date. The Company, must at the time that the Ordinary Shares underlying the Forward Settlement ADSs are issued, release on the announcements platform of the ASX a cleansing notice in accordance with section 708A(5)(e) of the Corporations Act that complies with section 708A(6) of the Corporations Act. For the purposes only of the delivery of the Forward Settlement Shares, the parties agree that where the Forward Purchaser or Forward Seller has an obligation to on-transfer Forward Settlement Shares to another party, the Forward Purchaser or Forward Seller receives delivery of and holds such Forward Settlement Shares as bare trustee for the person they are obliged to transfer those Forward Settlement Shares to; provided that, to the extent the Company is aware of any “inside information” as defined by Section 1042A of the Corporations Act concerning itself or the Shares, the Company may, by written notice to the Forward Purchaser, elect to postpone the relevant Forward Hedge Settlement Date for such Forward Settlement Shares until the lesser of (i) the Trading Day that Company makes the necessary public disclosure pursuant to the Corporations Act or (ii) five Trading Days immediately following the scheduled Forward Hedge Settlement Date.

(xi)    Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company, Forward Purchaser, Forward Seller or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sale of Shares or Forward Hedge ADSs, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares or Forward Hedge ADSs placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares or Forward Hedge ADSs after the Agent or Forward Purchaser confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(v) with respect to the Shares or Forward Hedge ADSs sold; and (C) if the Company defaults in its obligation to deliver Shares in connection with an Issuance on a Settlement Date, the Company agrees that it will hold the Agent and Forward Seller harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (ix) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).

(xii)    No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company.

(xiii)    Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent, Forward Seller and Forward Purchaser agree that the Company shall not deliver any Issuance Notice to the Agent or Forward Seller and shall suspend or cancel any effective Issuance Notice, and neither the Agent nor the Forward Seller shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c)    Fees. As compensation for services rendered, the Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(xi)) by the Agent deducting the Selling Commission from the applicable Issuance Amount.

(d)    Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs and fees and costs payable upon deposit of Ordinary Shares with the Depositary in accordance with the terms of the Deposit Agreement against the issuance of ADSs evidencing the same); (ii) all reasonable fees and documented fees and expenses of the registrar and transfer agent of the Shares and the Depositary for the ADSs; (iii) any Transfer Taxes resulting from breach of the representations contained in Section 2(g) (iv) all reasonable and documented out-of-pocket fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Agent, the Forward Seller or the Forward Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares or Forward Settlement ADSs for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agent or Forward Seller, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper, and any supplements thereto, if required, advising the Agent and Forward Seller of such qualifications, registrations, determinations and exemptions; (vii) the reasonable and documented out-of-pocket fees and disbursements of all counsels for the Agent, the Forward Seller and the Forward Purchaser, including the reasonable and documented fees and expenses of counsel for the Agent, the Forward Seller and the Forward Purchaser in connection with, FINRA review, if any, and approval of the participation in the offering and distribution of the Shares and Forward Settlement ADSs by the Agent, the Forward Seller and the Forward Purchaser; (viii) the filing fees incident to FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Agent and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (x) the fees and expenses associated with listing the Shares on the Principal Market and quotation of the Ordinary Shares underlying the Shares on the ASX in accordance with the listing rules of the ASX.. The fees and disbursements of counsel for the Agent, the Forward Seller and the Forward Purchaser pursuant to subsections (vi) and (vii) above shall not exceed (A) $100,000 in connection with the first Issuance Notice and (B) $20,000 in connection with each Triggering Event Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 4(o).

Section 4. ADDITIONAL COVENANTS

The Company covenants and agrees with each of the Agent, the Forward Seller and the Forward Purchaser as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a)    Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in its reports on Form 6-K that contain financial statements and its annual reports on Form 20-F, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent, the Forward Seller and the Forward Purchaser pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act)).

(b)    Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent, the Forward Seller and the Forward Purchaser in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Ordinary Shares or ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c)    Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent, the Forward Seller or the Forward Purchaser or counsel for the Agent, the Forward Seller or the Forward Purchaser it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, the Forward Seller and the Forward Purchaser, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s, the Forward Seller’s or the Forward Purchaser’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and 4(f). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company believes that it is in its best interest not to file such amendment or supplement.

(d)    Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the consent of the Agent, the Forward Seller and the Forward Purchaser, which shall not be unreasonably withheld or delayed, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e)    Use of Free Writing Prospectus. Neither the Company on the one hand, nor the Agent, the Forward Seller and the Forward Purchaser on the other hand has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent (which shall not be unreasonably withheld or delayed), any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f)    Free Writing Prospectuses. The Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the consent of the Agent, the Forward Seller and the Forward Purchaser. The Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Agent, the Forward Seller or the Forward Purchaser may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the consent of the Agent, the Forward Seller and the Forward Purchaser, which shall not be unreasonably withheld or delayed.

(g)    Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Forward Seller or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent or the Forward Seller that the Agent or the Forward Seller otherwise would not have been required to file thereunder.

(h)    Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent, the Forward Seller and the Forward Purchaser with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent, the Forward Seller or the Forward Purchaser may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent, the Forward Seller and the Forward Purchaser and to request that the Agent, the Forward Seller and the Forward Purchaser suspend offers to sell Shares and Forward Settlement ADSs (and, if so notified, the Agent, the Forward Seller and the Forward Purchaser shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent, the Forward Seller and the Forward Purchaser promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent, the Forward Seller and the Forward Purchaser is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i)    Blue Sky Compliance. The Company shall cooperate with the Agent and the Forward Seller and their counsel to qualify or register the Shares and Forward Settlement ADSs for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent or the Forward Seller, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent and the Forward Seller promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof as soon as practicable.

(j)    Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent, the Forward Seller and the Forward Purchaser (which may be satisfied through a filing with the Commission made available on EDGAR) an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k)    Listing; Reservation of Ordinary Shares. The Company will maintain the listing of the ADSs on the Principal Market and the Ordinary Shares on the ASX.

(l)    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Ordinary Shares.

(m)    Due Diligence.    During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent, the Forward Seller and the Forward Purchaser in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent, the Forward Seller or the Forward Purchaser may reasonably request from time to time.

(n)    Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent, the Forward Seller and the Forward Purchaser that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent, the Forward Seller and the Forward Purchaser if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(o)    Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(A)    the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(B)    the filing with the Commission of an annual report on Form 20-F or a report of financials on Form 6-K (including any Form 20-F/A or Form 6-K/A containing amended financial information or a material amendment to the previously filed annual report on Form 20-F or quarterly report of financials on Form 6-K) where, in the case of Form 6-K , such report indicates that it is incorporated by reference into the Registration Statement and Prospectus, in each case, of the Company; or

(C)    the filing with the Commission of a report on Form 6-K of the Company containing amended financial information that is material to the offering of securities of the Company in the reasonable discretion of the Agent, the Forward Seller or the Forward Purchaser, where such report indicates that it is incorporated by reference into the Registration Statement and Prospectus;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent, the Forward Seller and the Forward Purchaser (but in the case of clause (C) above only if the Agent, the Forward Seller or the Forward Purchaser reasonably determines that the information contained in such report on Form 6-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser and their counsel, substantially similar to the form previously provided to the Agent, the

Forward Seller and the Forward Purchaser and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent, the Forward Seller or the Forward Purchaser shall reasonably request. The requirement to provide a certificate under this Section 4(o) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an Issuance Notice hereunder (which for such financial reporting period, as applicable, shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent, the Forward Seller and the Forward Purchaser with a certificate under this Section 4(o), then before the Company delivers the instructions for the sale of Shares or the Agent or Forward Seller sells any Shares pursuant to such instructions, the Company shall provide the Agent, the Forward Seller and the Forward Purchaser with a certificate in conformity with this Section 4(o) dated as of the date that the instructions for the sale of Shares are issued.

(p)    Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, a negative assurances letter and the written legal opinion of Cooley LLP, U.S. counsel to the Company and Goodwin Procter LLP, U.S. counsel to the Agent, the Forward Seller and the Forward Purchaser, as well as the opinion of Gilbert + Tobin, Australian counsel for the Company, Marshall, Gerstein & Borun LLP, counsel for the Company with respect to intellectual property matters in the United States, CMS Cameron McKenna Nabarro Olswang LLP, counsel for the Company with respect to intellectual property matters in the European Union, each dated the date of delivery, in form and substance reasonably satisfactory to Agent, the Forward Seller and the Forward Purchaser and their counsel, substantially similar to the form previously provided to the Agent, the Forward Seller and the Forward Purchaser and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from Cooley LLP to the Agent, the Forward Seller and the Forward Purchaser, permitting the Agent, the Forward Seller and the Forward Purchaser to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).

(q)    Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause Deloitte Touche Tohmatsu, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agent, the Forward Seller and the Forward Purchaser a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the

Agent, the Forward Seller and the Forward Purchaser and their counsel, substantially similar to the form previously provided to the Agent, the Forward Seller and the Forward Purchaser and their counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Forward Seller or the Forward Purchaser, the Company shall also cause a comfort letter to be furnished to the Agent upon the occurrence of any material transaction or event requiring the filing of a report on Form 6-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements, which such event shall be considered a Triggering Event Date.

(r)    Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company shall furnish the Agent, the Forward Seller and the Forward Purchaser a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.

(s)    Own Account of the Agent, the Forward Seller and the Forward Purchaser; Clients’ Account. The Company consents to the Agent, the Forward Seller and the Forward Purchaser trading, in compliance with applicable law, in the Ordinary Shares and/or ADSs for the their own account and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(t)    Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(u)    Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent, the Forward Seller or the Forward Purchaser (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent, the Forward Seller and the Forward Purchaser if it no longer meets the requirements set forth in Section (d) of Rule 102.

(v)    Notice of Other Sale. Without the written consent of the Agent, the Forward Seller and the Forward Purchaser, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares (other than Shares hereunder), warrants or any rights to purchase or acquire Ordinary Shares, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent or the Forward Seller hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares, warrants or any rights to purchase or acquire, Ordinary Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance, grant or sale of Ordinary Shares or ADSs, options to purchase Ordinary Shares or ADSs or Ordinary Shares or ADSs issuable upon the exercise or settlement, as applicable, of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other stock or compensation plan of the Company or its subsidiaries, as described in the Prospectus, (ii) issuance or sale of Ordinary Shares or ADSs issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards as described in the Prospectus, (iii) modification of any outstanding options, warrants of any rights to purchase or acquire Ordinary Shares or ADSs, (iv) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, strategic transaction, or royalty or other alternative financing transaction or series of transactions, including licensing or strategic commercial transactions, described or set forth in the Prospectus, in an amount not to exceed 5% of the ordinary shares outstanding on the date hereof, or (v) the issuance or sale of Ordinary Shares or ADSs pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Agents, the Forward Purchasers and the Forward Sellers in advance.

Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a)    Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligations of the Agent, the Forward Seller and Forward Purchaser. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligations of the Agent and Forward Seller to use their commercially reasonable efforts to place Shares and the obligations of the Forward Purchaser hereunder with respect to the borrowing of Forward Hedge ADSs in connection with an Issuance during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance, of each of the following conditions:

(i)

Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(o) on or before the date on which delivery of such certificate is required pursuant to Section 4(o). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(m), Section 4(q) and Section 4(r).

(ii)

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii)

Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent, the Forward Seller and the Forward Purchaser, there shall not have occurred any Material Adverse Change; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv)

No Suspension of Trading in or Delisting of Ordinary Shares or ADSs; Other Events. The trading of the Ordinary Shares and ADSs (including without limitation the Shares) shall not have been suspended by the Commission or the ASX, as applicable, the Principal Market or FINRA and the ADSs or Ordinary Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, ASX the New York Stock Exchange or any of their constituent markets, as applicable. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or ASX or trading in securities generally on either the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities or Australian authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent, the Forward Seller or the Forward Purchaser is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(b)    Documents Required to be Delivered on each Issuance Notice Date. The Agent’s an Forward Seller’s obligations to use their commercially reasonable efforts to place ADSs hereunder, the obligations of the Forward Purchaser hereunder with respect to the borrowing of Forward Hedge ADSs in connection with an Issuance, shall additionally be conditioned upon the delivery to the Agent, the Forward Seller and Forward Purchaser on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, the Forward Seller and Forward Purchaser, executed by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c)    No Misstatement or Material Omission. The Agent, the Forward Seller or Forward Purchaser shall not have advised the Company that the Registration Statement, the Prospectus or the Times of Sales Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the reasonable opinion of the Agent, the Forward Seller or the Forward Purchaser is material, or omits to state a fact that in the reasonable opinion of the Agent, the Forward Seller and the Forward Purchaser is material and is required to be stated therein or is necessary to make the statements therein not misleading.

Section 6. INDEMNIFICATION AND CONTRIBUTION

(a)    Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, the Forward Seller and the Forward Purchaser, each of their respective officers and employees, and each person, if any, who controls the Agent, the Forward Seller or the Forward Purchaser within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent, the Forward Seller or the Forward Purchaser or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse the Agent, the Forward Seller or the Forward Purchaser and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Agent, the Forward Seller and the Forward Purchaser) as such expenses are reasonably incurred by the Agent, the Forward Seller and the Forward Purchaser or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent, the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent, the Forward Seller and the Forward Purchaser to the Company consists of the information set forth in the first sentence of the first paragraph under the caption “Plan of Distribution—Other Relationships” in the Prospectus. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)    Indemnification of the Company, its Directors and Officers. The Agent, the Forward Seller and the Forward Purchaser severally agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, for each of (i) and (ii) above, only to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent, the Forward Seller and the Forward Purchaser expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent, the Forward Seller and the Forward Purchaser to the Company consists of the first sentence of the first paragraph under the caption “Plan of Distribution—Other Relationships” in the Prospectus, and to reimburse the Company and each such director, officer and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of one counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agent, the Forward Seller and the Forward Purchaser may otherwise have.

(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) above), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)    Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e)    Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions (a) in the case of the Company, (x) the total Net Proceeds from the offering of the Issuance Shares for each Issuance under this Agreement (before deducting expenses) received by the Company bear to the aggregate Sales Price of the Issuance Shares, or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bears to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of the Agent, the total commissions received by the Agent bear to the aggregate Sales Price of the Issuance Shares, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (d) in the case of the Forward Purchaser, the aggregate net Spread (as such term is defined in the related Forward Contract for each Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for each Forward executed in connection with this Agreement bears to the Gross Forward Amount. The relative fault of the Company, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent the Forward Seller and the Forward Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in

Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), the Agent, the Forward Seller and the Forward Purchaser shall not be required to contribute any amount in excess of the agent fees received by the Agent the Forward Seller and the Forward Purchaser, as applicable, in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent, the Forward Seller and the Forward Purchaser and each person, if any, who controls the Agent, the Forward Seller and the Forward Purchaser within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, the Forward Seller and the Forward Purchaser and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7. TERMINATION & SURVIVAL

(a)    Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b)    Termination; Survival Following Termination.

(i)	Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party.

(c)    If the Company terminates this Agreement after the Agent or Forward Seller confirms to the Company any sale of Shares or Forward Hedge ADSs, as applicable, the Company shall remain obligated to comply with Section 3(b)(ix) or (x), as applicable, with respect to such Shares and (B) Section 2, Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares or Forward Hedge Settlement Date for the sale of any Forward Hedge ADSs, such sale shall nevertheless settle in accordance with the terms of this Agreement.

(ii)

In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent, the Forward Seller and Forward Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent, the Forward Seller, Forward Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8. MISCELLANEOUS

(a)    Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Report on Form 6-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent, the Forward Seller and Forward Purchaser prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b)    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, the Forward Seller and Forward Purchaser, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent, the Forward Seller and Forward Purchaser have not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent, the Forward Seller or Forward Purchaser has advised or is currently advising the Company on other matters) and the Agent, the Forward Seller and Forward Purchaser do not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent, the Forward Seller and Forward Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent, the Forward Seller and Forward Purchaser have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c)    Research Analyst Independence. The Company acknowledges that the research analysts and research departments of the Agent, the Forward Seller and Forward Purchaser are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent, the Forward Seller and Forward Purchaser are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own account or the account of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d)    Notices. All communications hereunder shall be in writing and shall be delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agent, Forward Seller or Forward Purchaser:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Facsimile:

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

620 8th Avenue

New York, NY 10018

Attention: Seo Salimi

If to the Company:

Opthea Limited

Suite 0403, Level 4

650 Chapel Street

South Yarra, Victoria, Australia, 3141

Attention: Karen Adams

with a copy (which shall not constitute notice) to:

Cooley LLP

10 Collyer Quay, Raffles Place

Singapore 049315

Attention: Timothy Pitrelli

       Milson Yu

Gilbert + Tobin

Level 25

101 Collins Street

Melbourne, Victoria, Australia, 3000

Attention: Craig Semple

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e)    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.

(f)    Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g)    Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company has appointed Corporation Service Company, 19 West 44th Street, Suite 200, New York, New York 10036, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by the Agent or its directors, officers, employees, affiliates and agents of the Agent, or by any person who controls the Agent, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by the Agent or its directors, officers, employees and agents, or by any person who controls the Agent, in any court of competent jurisdiction in Australia.

(h)    Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent, the Forward Seller or the Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of the Agent, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent, the Forward Seller or the Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(i)    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank; Signature Pages Immediately Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

OPTHEA LIMITED

By:	/s/ Megan Baldwin
Name: Megan Baldwin
Title: Chief Executive Director and Managing Director

The foregoing Agreement is hereby confirmed and accepted by the Agent, the Forward Seller and Forward Purchaser in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

Execution Version

EXHIBIT A

ISSUANCE NOTICE

[Date]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: [__________]

Reference is made to the Open Market Sales Agreement among Opthea Limited (the “Company”) and Jefferies LLC in its capacity as, (i) purchaser under any Forward Contract (the “Forward Purchaser”), (ii) agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares, (the “Forward Seller”) and (iii) agent for the Company and/or principal in connection with the offering and sale of any Shares (the “Agent”), on behalf the Company of its American Depositary Shares (the “ADSs”, and each an “ADS”), each representing eight (8) ordinary shares, no par value, of the Company (“Ordinary Shares”), having an aggregate offering price of up to $75.0 million on the terms set forth in this agreement (this “Agreement”). Capitalized terms used in this Issuance Notice without definition shall have the respective definitions ascribed to them in the Agreement. This Issuance Notice relates to [an “Issuance”] [a “Forward”]. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Agreement [and any Master Forward Confirmation] is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance] [Forward Hedge] Selling Period:	$	[	●]
First Date of [Issuance] [Forward Hedge] Selling Period:		[	●]
Maximum Number of Shares to be Sold:		[	●]
[Issuance] [Forward Hedge] Amount:	$	[	●]
Floor Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$	[	●]	per share
[[Forward Hedge Selling Commission Rate (not to exceed 20%)]:		[	●]	%

Forward Price Reduction Date	Forward Price Reduction Amounts
[●]	$	[	●]
[●]	$	[	●]
[●]	$	[	●]
[●]	$	[	●]

Spread:		[	●] basis points
Initial Stock Loan Rate:		[	●] basis points
Maximum Stock Loan Rate:		[	●] basis points
Regular Dividend Amounts Per Calendar Quarter:	$	[	●]
Maturity Date:		[	●]
Floor Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period:	$	[	●] per share

By:
Name:
Title:

2

MASTER FORWARD CONFIRMATION

To:	Opthea Limited (“Party B”)
From:	Jefferies LLC (“Party A”)
Re:	Master Confirmation for Issuer Share Forward Sale Transactions
Date:	January 31, 2022

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time (each, a “Transaction” and, collectively, the “Transactions”) between Jefferies LLC (“Party A”) and Opthea Limited (“Party B”) in accordance with the terms of the Open Market Sales AgreementSM (the “Sales Agreement”), dated as of January 31, 2022, among Party A and Party B. Each Transaction will be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (each, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below). Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.    Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction to which this Master Confirmation relates will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement(the “ISDA Form”), as published by ISDA, as if Party A and Party B had executed the ISDA Form on the date hereof (but without any Schedule except for the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency. All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation will evidence a complete and binding agreement between Party A and Party B as to the terms of the relevant Transaction and will replace any previous agreement between the parties with respect to the subject matter thereof.

The Transactions under this Master Confirmation shall be the only Transactions under the Agreement. If there exists any ISDA Master Agreement between Party A or any of its Affiliates and Party B or any confirmation or other agreement between Party A or any of its Affiliates and Party B pursuant to which an ISDA Master Agreement is deemed to exist between Party A or any of its Affiliates and Party B, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Party A or any of its Affiliates and Party B are parties, none of the Transactions to which this Master Confirmation relates shall be considered a “Transaction” under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2.    The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the last Trading Day (as defined in the Sales Agreement) of the Forward Hedge Selling Period (as defined in the Sales Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Party A.

Buyer:	Party A

Seller:	Party B

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date set forth in the effective Issuance Notice as amended by any corresponding Acceptance (each such term as defined in the Sales Agreement) for such Transaction (or, if such date is not a Trading Day, the next following Trading Day).

Shares:	The American Depositary Shares (the “ADSs”, and each an “ADS”), each representing eight (8) ordinary shares, no par value, of Party B (Ticker: “OPT”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Sales Agreement) for the Forward Hedge Selling Period (as defined in the Sales Agreement) for such Transaction; provided that the Number of Shares is subject to reduction as provided in Section 3 below (the “Initial Number of Shares”).

On each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Settlement Currency:	USD

Exchange:	The Nasdaq Global Select Market

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Sales Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price for such Transaction (such product adjusted as the Calculation Agent determines appropriate to (x) reflect on each day during such period and through the Effective Date the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date, if any, occurring on or before the Trade Date).

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Forward Price:	For each Transaction, on the Effective Date of such Transaction, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Sales Agreement) per share of Forward Hedge Shares (as defined in the Sales Agreement) sold on each Trading Day of the Forward Hedge Selling Period (as defined in the Sales Agreement) for such Transaction.

Daily Rate:	For any day, the Variable Rate minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Variable Rate:	For any day, the rate set forth opposite the caption “Overnight Bank Funding Rate” for such day on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, the Variable Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the effective Issuance Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date of a Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the effective Issuance Notice for such Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date. For the avoidance of doubt, the last Unwind Date shall be determined by Party A based on the completion of the unwinding of its commercially reasonable hedge position. Party A shall notify Party B in writing that such last Unwind Date has so occurred before the next following Scheduled Trading Day.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Party A (or its agent

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or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Cash Settlement Valuation Disruption:	If Cash Settlement is applicable with respect to any Settlement of any Transaction and any Unwind Date during an Unwind Period is a Disrupted Day, then the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Valuation Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:

For any Transaction, subject to “Early Valuation” below, Party B may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 50th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Party A (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Party B may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is

4

not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Party B may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Party B represents and warrants to Party A in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Party B is not aware of any material nonpublic information concerning itself or the Shares, (B) Party B is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Party B is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Party B would be able to purchase a number of Shares equal to the number of Settlement Shares designated in such Settlement Notice in compliance with the laws of Party B’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Party B, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Party B with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A)

to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Party A until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Party A in a commercially reasonable manner) is below the Threshold Price or (II) Party A determines, in its good faith and commercially reasonable judgment, that it

5

would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of such Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Party A were Party B or an affiliated purchaser of Party B, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)

to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Party A in a commercially reasonable manner) is below the Threshold Price or (II) Party A determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fifth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Notwithstanding anything herein to the contrary, if Physical Settlement applies under this clause (iii), Party A shall provide written notice of the Trading Condition to Party B at least two Scheduled Trading Days prior to the applicable Settlement Date

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 25% of the Initial Forward Price for such Transaction.

Electing Party:	Party B

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 2nd Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Party A shall pay to Party B an amount equal to the Forward Price for such Transaction on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Party B shall deliver to Party A such Settlement Shares.

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Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Party B shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Party A, and if such Net Share Settlement Amount is less than zero, Party A shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Party B, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement of any Transaction, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

For any Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transactions on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Party A or its agent or affiliate on each such Unwind Date in connection with unwinding Party A’s commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent).

Settlement Price:	For any Cash Settlement of any Transaction, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus commercially reasonable commissions not to exceed USD0.02 per Share.

For any Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Party A (or its agent or affiliate) during the Unwind Period in connection with unwinding its

7

commercially reasonable hedge position relating to such Settlement (weighted based on the number of Shares purchased by Party A or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent), plus commercially reasonable commissions not to exceed USD0.02 per Share.

10b-18 VWAP:	For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “DEA <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Party B could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Unwind Activities:	The times and prices at which Party A (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Party A in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Party A concludes, in its commercially reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Party A, provided that such policies and procedures apply broadly to similar transactions for other issuers) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Party A shall notify Party B in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Party A shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Party A may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions. Party A shall subsequently promptly notify Party B when the circumstances giving rise to such Regulatory Disruption have changed.

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Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Party A is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Party B is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the Trade Date of any Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (v) thereof

Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date of such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Regular Dividend Amount:	For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amounts” in the Issuance Notice as amended by any corresponding Acceptance (each such term as defined in the Sales Agreement) for such Transaction and for such calendar quarter (or, if no such amount is specified, an amount determined by Party A in good faith), as specified in Schedule I to the Supplemental Confirmation for such Transaction.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

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Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	With respect to any Transaction, applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date of such Transaction, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable with respect to a Transaction if Party A is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof; (ii) deleting clause (C) of the second sentence thereof; (iii) deleting the third and fourth sentences thereof; and (iv) inserting the following language at the end of such Section: “provided, however, that any such increased tax, duty, expense or fee that occurs solely due to the deterioration of the creditworthiness of the Hedging Party relative to comparable financial institutions shall not be an Increased Cost of Hedging.”

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Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Party A.

Determining Party:	For all applicable Extraordinary Events, Party A. Following any determination or calculation by the Determining Party hereunder, upon a written request by Party B, the Determining Party will, within a commercially reasonable period of time following such request (not to exceed 2 Scheduled Trading Days), provide to Party B by e-mail to the e-mail address provided by Party B in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation including any quotations, market data or information from external sources used in making such determination or calculation), as the case may be; provided that Party A shall not be required to disclose any proprietary or confidential models of Party A or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information. Notwithstanding anything herein to the contrary, whenever the Determining Party is required or permitted to act or to exercise judgment in any way with respect to any Transaction hereunder, including, without limitation, with respect to calculations and determinations that are made in its sole discretion or otherwise, Determining Party shall do so in good faith and in a commercially reasonable manner.

Early Valuation:

Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity

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Definitions, at any time (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Ownership Position or an Excess Regulatory Ownership Position exists, Party A (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right, upon one Business Day’s notice to Party B (or the other party, as applicable), to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement; provided that, to the extent Party B is aware of any “inside information” as defined by Section 1042A of the Corporations Act 2001 (Cth) (the “Corporations Act”) concerning itself or the Shares, Party B may, by written notice to Party A, elect to postpone the Relevant Settlement Date for such Early Valuation Date until the lesser of (i) the Scheduled Trading Day that Party B makes the necessary public disclosure pursuant to the Corporations Act or (ii) five (5) Scheduled Trading Days immediately following the Early Valuation Date. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Party A represents and warrants to and agrees with Party B, assuming the accuracy and completeness of the representations of Party B hereunder and the compliance with, and satisfaction of, the covenants and undertakings of Party B hereunder, that (i) based upon advice of counsel, Party A (A) does not know of the existence as of the date hereof of an Excess Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Party A’s business does not know as of the date hereof of any event or circumstance that will cause the occurrence of an Excess Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction; (ii) Party A will not knowingly cause the occurrence of an Excess Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

If the Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Party A may in its sole discretion permit Party B to elect Cash Settlement or Net Share Settlement in respect of such Transaction.

If the Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Party B in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early

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Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Party A may in its sole discretion elect that the Settlement Method elected by Party B for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

Notwithstanding anything to the contrary herein, any Early Valuation Date resulting from any Excess Ownership Position or Excess Regulatory Ownership Position will be limited to the Shares necessary to cure such Excess Ownership Position or Excess Regulatory Ownership Position. Further, notwithstanding anything to the contrary herein, any Early Valuation Date resulting from a Hedging Event will be limited to the Shares affected by such Hedging Event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default under Section 5(a)(i) of the Agreement that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the public announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	In respect of any Transaction, the occurrence of any of the following on or following the first Trading Day of the Forward Hedge Selling Period (as defined in the Sales Agreement): (i) (x) A Loss of Stock Borrow in connection with which Party B does not refer the Hedging Party to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Party B does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

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Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Party A has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements

Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Party A may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Party A under any Transaction, in whole or in part, to an affiliate of Party A without the consent of Party B; provided that (i) (1) such affiliate’s obligations hereunder and under the Agreement are fully and unconditionally guaranteed by Party A or an affiliate of Party A, or (2) such affiliate’s rating, at the time of such assignment or transfer, of its long-term, unsecured and unsubordinated indebtedness or its long-term issuer rating is equal to or better than the rating for Jefferies Group LLC’s long-term, unsecured and unsubordinated indebtedness or Party A’s long-term issuer rating, as the case may be, (ii) Party B will neither (1) be required to pay, nor is there a material likelihood that it would be required to pay, to such transferee or assignee an additional amount or number of Shares in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, nor (2) as a result of such assignment or transfer, receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer;, (iii) each of Party A and such transferee is a “dealer” within the meaning of section 1.1001-4(b)(1) of the U.S. Treasury Regulations; (iv) Party A shall cause the transferee or assignee to make such Payee Tax Representations and to provide such tax documentation as may reasonably be requested by Party B to make any necessary determinations pursuant to clause (ii) of this proviso, and (v) no Event of Default or Potential Event of Default shall have occurred with respect to either party solely as a result of such transfer and assignment.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A obligations in respect of any Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B only to the extent of any such performance.

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Calculation Agent:    Party A; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Party B, the Calculation Agent will, within a commercially reasonable period of time following such request (not to exceed 2 Scheduled Trading Days), provide to Party B by e-mail to the e-mail address provided by Party B in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation including any quotations, market data or information from external sources used in making such determination or calculation), as the case may be; provided that Party A shall not be required to disclose any proprietary or confidential models of Party A or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information. Notwithstanding anything herein to the contrary, whenever the Calculation Agent or Party A is required or permitted to act or to exercise judgment in any way with respect to any Transaction hereunder, including, without limitation, with respect to calculations and determinations that are made in its sole discretion or otherwise, the Calculation Agent or Party A, as applicable, shall do so in good faith and in a commercially reasonable manner.

Party B Payment Instructions:	To be provided by Party B

Party A Payment Instructions:	To be provided by Party A

Party B Process Agent:	For purposes of Section 13(c) of the Agreement, Party B shall notify Party A of Party B’s Process Agent

The Office of Party B for the

Transaction is:	Inapplicable, Party B is not a Multibranch Party

The Office of Party A for the

Transaction is:	New York

Party B’s Contact Details

for Purpose of Giving Notice:	To be provided by Party B

Party A’s Contact Details

for Purpose of Giving Notice:	Jefferies LLC

520 Madison Avenue

New York, NY 10022

Attn: Equity Derivatives Middle Office

Tel: [omitted]

Email: [omitted]

With copies to:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Attn: Colyer Curtis

Tel: [omitted]

Email: [omitted]

and

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Jefferies LLC 520 Madison Avenue New York, NY 10022 Attn: Sonia Han Levovitz Tel: [omitted] Email: [omitted]

3.    Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Party A) of the following conditions:

(a)    the representations and warranties of Party B contained in the Sales Agreement, and any certificate delivered pursuant thereto by Party B, shall be true and correct on such Effective Date as if made as of such Effective Date;

(b)    each of Party B shall have performed all of the obligations required to be performed by it under the Sales Agreement on or prior to such Effective Date;

(c)    all of the conditions set forth in Section 2 of the Sales Agreement shall have been satisfied;

(d)    the effective Issuance Notice shall have been delivered and the effective Issuance Notice Date (as defined in the Sales Agreement) shall have occurred as provided in the Sales Agreement;

(e)    all of the representations and warranties of Party B hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date; and

(f)    Party B shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if, in respect of any Transaction, (x) on or prior to 9:00 a.m., New York City time, on any Settlement Date (as defined in the Sales Agreement) in connection with Party A establishing its commercially reasonable hedge position, Party A, in its commercially reasonable judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full Number of Shares or (y) in Party A’s commercially reasonable judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full Number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Party A is so able to borrow in connection with establishing its commercially reasonable hedge position for such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

4.    Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party, as of the date hereof and as of each Issuance Notice Date (as defined in the Sales Agreement), Trade Date and Forward Hedge Settlement Date (as defined in the Sales Agreement), that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5.    Additional Representations and Warranties of Party B. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Party B represents and warrants to Party A, and agrees with Party A, as of the date hereof and as of each Issuance Notice Date (as defined in the Sales Agreement), Trade Date and Forward Hedge Settlement Date (as defined in the Sales Agreement), that:

(a)    without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Party A is not making any representations or warranties with respect to the treatment of any Transaction, including without

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limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)    it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(c)    it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation (and any Supplemental Confirmation) and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and any Supplemental Confirmations under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(d)    to its knowledge, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares; provided that Party B makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Party A or any Tax return filing obligation or similar Tax-related reporting, consent, registration or other requirement of Party A and its affiliates;

(e)    as of any Trade Date and as of the date of any payment or delivery by Party B or Party A hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(f)    it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(g)    it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Party A or its associated persons;

(h)    it has not applied for or received a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law, including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) would preclude or limit, as a condition to such Financial Assistance or otherwise, Party B’s ability to enter into, exercise its rights or perform its obligations under any Transaction (including in connection with any Cash Settlement or Net Share Settlement) or (ii) for which the terms of any Transaction would cause Party B to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and it acknowledges that entering into a Transaction may limit its ability to receive any such Financial Assistance; provided, that Party B or any of its subsidiaries may apply for Financial Assistance if Party B either (a) determines based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Party B or any of its subsidiaries to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (b) delivers to Party A evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects); and

(i)    IT UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

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6.    Additional Covenants of Party B.

(a)    Party B acknowledges and agrees that any Shares delivered by Party B to Party A on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to any Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Party A or an affiliate of Party A. Accordingly, Party B agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Party B represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b)    Party B agrees that Party B shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Party B acknowledges that it has no right to, and agrees that it will not seek to, control or influence Party A’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Party A’s decision to enter into any hedging transactions.

(c)    Party B acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Party B or any officer, director, manager or similar person of Party B is aware of any material non-public information regarding Party B or the Shares.

(d)    Party B shall promptly provide notice thereof to Party A upon the occurrence of any event that would constitute an Event of Default in respect of which Party B is a Defaulting Party .

(e)    Neither Party B nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would reasonably be expected to cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Party B. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Party A, Party B will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f)    Party B will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(g)    Party B shall: (i) prior to the opening of trading in the Shares on any day during the Unwind Period on which Party B makes, or reasonably expects in advance of opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Party A of such public announcement; (ii) promptly notify Party A following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Party A with written notice specifying (A) Party B’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full

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calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Party A or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Party B to Party A that such information is true and correct. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Party B acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act other than any such transaction in which the consideration consists solely of cash and there is no valuation period. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date and/or to accelerate or preclude an election by Party B of Physical Settlement, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

(h)    Party B shall promptly execute each properly completed Supplemental Confirmation delivered to Party B by Party A following the delivery by Party B to Party A of an Issuance Notice relating to a Forward (as such terms are defined in the Sales Agreement).

(i)    Party B shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party.

(j)    Party B will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Party A promptly upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares.

7.    Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Party B as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Party B and Party A thereunder (except for any liability as a result of breach of any of the representations or warranties provided by Party B in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Party B or Party A, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date of any Transaction, an Insolvency Filing occurs or any other proceeding commences with respect to Party B under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.    Additional Provisions.

(a) Party A acknowledges and agrees that Party B’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation not any Supplemental Confirmations are not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transactions to which this Master Confirmation relates.

(b)     Each of Party A and Party B acknowledge and agree that nothing in either this Master Confirmation or in the Agreement shall require Party B to issue its Shares in the event that such issuance would result in Party B violating the rules set forth in Chapter 7 of the Listing Rules of the Australian Securities Exchange (“ASX”) (the “15% Issuance Cap”). For the avoidance of doubt, the foregoing sentence should be read to mean that none of the terms contained in this Master Confirmation with respect to Potential Adjustment Events or any other events would require the Party B to violate the 15% Issuance Cap or otherwise take action (through a conducting a shareholder meeting or otherwise) to circumvent such 15% Issuance Cap.

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(c)    The parties hereto intend for:

(i)    each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)    the rights given to Party A pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)    any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)    all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)    any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(d)    Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Party B be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under a Transaction a number of Shares greater than 1.5 times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i), (ii)(A), (iv) and (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control, (y) Merger Events requiring corporate action of Issuer or (z) Announcement Events that are not outside Issuer’s control. Party B represents and warrants to Party A (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the aggregate Capped Number of the Transactions is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Party B shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(d) (the resulting deficit, the “Deficit Shares”), Party B shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Party B or any of its subsidiaries after the applicable Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Party B additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Party B shall promptly notify Party A of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Party B shall not, until Party B’s obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Party A as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Party B’s obligations to Party A under the Transactions.

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(e)    The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f)    The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g)    Party B acknowledges that:

(i)    during the term of any Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to any Transaction;

(ii)    Party A and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to any Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)    Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price of any Transaction;

(iv)    any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price of any Transaction, each in a manner that may be adverse to Party B; and

(v)    each Transaction is a derivatives transaction; Party A may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Party B under the terms of any Transaction.

(h)    Notwithstanding anything to the contrary in this Master Confirmation, the Supplement Confirmation or the Agreement, the parties agreed that any Settlement Date may be postponed at Party B’s election in the event Party B is aware of any “inside information” as defined by Section 1042A of the Corporations Act 2001 (Cth) (the “Corporations Act”) concerning itself or the Shares.

9.    Indemnification. Party B agrees to indemnify and hold harmless Party A, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Party A and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of any Transaction), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Party B in this Master Confirmation, any Supplemental Confirmation or the Agreement. Party B will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Party A’s willful misconduct, gross negligence or bad faith in performing the services that are subject of any Transaction or from a breach of any representation or covenant of Party A contained in this Master Confirmation or the Agreement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Party B shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Party B will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and

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whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Party B. Party B also agrees that no Indemnified Party shall have any liability to Party B or any person asserting claims on behalf of or in right of Party B in connection with or as a result of any matter referred to in this Master Confirmation or any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Party B result from the gross negligence, willful misconduct or bad faith of the Indemnified Party or from a breach of any representation or covenant of an Indemnified Party contained in this Master Confirmation or the Agreement. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of any Transaction made pursuant to the Agreement or this Master Confirmation (or any Supplemental Confirmation) shall inure to the benefit of any permitted assignee of Party A. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Party A upon settlement of any Transaction. Party B shall be relieved from liability under this Section 9 to the extent that the Indemnified Party fails promptly to notify Party B of any action commenced against it in respect of which indemnity may be sought hereunder (it being understood that any such notice delivered within 30 calendar days of the commencement of any such action shall be deemed to have been delivered promptly for such purpose). The provisions of this Section 9 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

10.    Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Party A be entitled to receive, or be deemed to receive, Shares to the extent that, (i) upon such receipt of such Shares, the “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) of Shares by Party A, any other person that would have beneficial ownership of such Shares (any such person, an “Additional Owner,” which shall include without limitation any of Party A’s affiliates’ business units subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13(d) of the Exchange Act), or any “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which Party A or any Additional Owner is a member (any such group, a “Party A Group”), would be equal to or greater than 4.5% of the outstanding Shares (such condition, an “Excess Ownership Position”) or (ii) upon such receipt of such Shares, Party A, any Party A Group or any Additional Owner (any of Party A, any Party A Group or any Additional Owner, a “Party A Person”) under any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Party A Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Party B) or any contract or agreement to which Party B is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, (i) Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that such delivery would not result in (x) any Party A Person directly or indirectly so beneficially owning in excess of 9.0% of the outstanding Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Party A shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Party B makes such delivery. Upon request of Party A, Party B shall promptly confirm to Party A the number of Shares then outstanding and Party A shall then promptly advise Party B with respect to any limitations under this Section 10 applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Party B to notify Party A of the number of Shares then outstanding nor a failure of Party A to advise Party B with respect to any applicable limitations shall be deemed a default or breach hereunder and notwithstanding such failure the remainder of this Section 10 shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Party B to Party A that Party A was not entitled to receive under the terms of this Section 10 shall not be deemed to satisfy any of the delivery obligations of Party B hereunder and Party A shall promptly return such Shares to Party B, pending which Party A shall be deemed to hold any such Shares solely as custodian for the benefit of Party B. Notwithstanding anything to the contrary herein, Applicable Laws for purposes of this Section 10 shall not include the substantial holding notice requirements pursuant to section 671B of the Corporations.

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11.    Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, Party B and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses, provided by Party A and its affiliates to Party B relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Party A or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information or as otherwise required by law, and (ii) Party A does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Party B.

12.    Restricted Shares. If Party B is unable to comply with the covenant of Party B contained in Section 6 above or Party A otherwise determines in its reasonable opinion, based on the advice of counsel, that any Shares to be delivered to Party A by Party B under any Transaction may not be freely returned by Party A to securities lenders as described in the covenant of Party B contained in Section 6 above (“Restricted Shares”), then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex B hereto, unless waived by Party A.

13.    Use of Shares. Party A acknowledges and agrees that, except in the case of a Private Placement Settlement, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date with respect to any Transaction to return to securities lenders to close out borrowings created by Party A in connection with its hedging activities related to exposure under such Transaction or otherwise in compliance with applicable law.

14.    Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Party A shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Party A’s control.

15.    Governing Law. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement, this Master Confirmation or any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

16.    Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

17.    Staggered Settlement. Notwithstanding anything to the contrary herein, Party A may, by prior notice to Party B, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18.    Waiver of Right to Trial by Jury. EACH OF PARTY A AND PARTY B HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR THE ACTIONS OF PARTY A, PARTY B OR THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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19.    Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

20.    Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.    Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Party B to deliver cash or other assets in respect of the settlement of any Transaction, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the Trade Date.

22.    Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall do so in good faith and in a commercially reasonable manner and shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

23.    [Reserved]

24.    Other Forwards. Party B agrees that it shall not (x) cause to occur, or permit to exist, any Forward Hedge Selling Period (as defined in the Sales Agreement) at any time there is (1) a “Forward Hedge Selling Period” (or equivalent concept) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical master forward confirmation) with any financial institution other than Party A (an “Other Forward Transaction”), (2) any “Unwind Period” (or equivalent concept) hereunder or under any Other Forward Transaction or (3) any other period in which Party B directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, the Sales Agreement or any equity distribution agreement) (such period, a “Selling Period”) that Party B enters into with any financial institution other than Party A, or (y) cause to occur, or permit to exist, any Unwind Period at any time there is (1) an “Unwind Period” (or equivalent concept) under any Other Forward Transaction, (2) a “Forward Hedge Selling Period” (or equivalent concept) under any Other Forward Transaction or (3) any Selling Period.

25.    [Reserved]

Tax Matters.

(a)    Payee Tax Representation. For the purpose of Section 3(f) of the Agreement:

(i)    Party A makes the following representations:

A.

It is a limited liability company organized and existing under the laws of the State of Delaware and is treated as a disregarded entity, the owner of which is a New York corporation (the “Tax Owner”) for United States federal income tax purposes.

B.	The Tax Owner is a “U.S. person” (as that term is used in Treasury Regulation section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes).

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(ii)    Party B makes the following representations:

A.	It is a corporation organized under the laws of Australia, and it is a foreign corporation for United States federal income tax purposes within the meaning of Section 7701(a) of the Code.

(b)    Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(c)    871(m) Protocol. The parties agree that the definitions and provisions contained in the ISDA 2015 Section 871(m) Protocol, as published by ISDA and as may be amended, supplemented, replaced or superseded from time to time shall be incorporated into and apply to the Agreement solely for purposes of this Master Confirmation as if set forth in full herein. Notwithstanding the foregoing and item 6 of the Attachment to the 871(m) Protocol, Party A and Party B acknowledge and agree that neither of them is making the representation set forth in Part 2(a)(Tax Representations - Payer Representations) of the Schedule to the 2002 ISDA Master Agreement.

(d)    Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, to the extent it is legally entitled to do so, Party B shall provide to Party A a valid and duly executed U.S. Internal Revenue Service Form W-8BEN-E, or any successor thereto, and Party A shall provide to Party B a valid and duly executed U.S. Internal Revenue Service Form W-9 or any successor thereto, in each case (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. Additionally, Party B or Party A shall, promptly upon reasonable request by the other party, provide such other tax forms and documents reasonably requested by such other party.

(e)    Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction”.

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Party B hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Party A) correctly sets forth the terms of the agreement between Party A and Party B hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

JEFFERIES LLC

By:
Authorized Representative

Agreed and accepted by:

OPTHEA LIMITED

By:
Name:
Title:

[Signature Page to Forward Master Confirmation]

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

To:	Opthea Limited (“Party B”)
From:	Jefferies LLC (“Party A”)
Re:	Issuer Share Forward Sale Transactions
Date:	January [●], 2022

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Jefferies LLC (“Party A”) and Opthea Limited (“Party B”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Party A and Party B as of the relevant Trade Date for the Transaction referenced below.

(1)

This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of January 31, 2022 (the “Master Confirmation”) between Party A and Party B, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

(2)	The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ]
Effective Date:	[ ]
Number of Shares:	[ ]
Maturity Date:	[ ]
Initial Forward Price:	USD [ ]
Threshold Price:	USD [ ]
Volume-Weighted Hedge Price:	[ ]
Spread:	[ . ]% per annum
Initial Stock Loan Rate:	[ ]
Maximum Stock Loan Rate:	[ ]

Party B hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Party A) correctly sets forth the terms of the agreement between Party A and Party B hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

JEFFERIES LLC

By:
Authorized Representative

[Signature Page to Supplemental Confirmation]

Agreed and accepted by:

OPTHEA LIMITED

By:
Name:
Title:

[Signature Page to Supplemental Confirmation]

Schedule I

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
[ ]	USD 0.00
[ ]	USD 0.00

REGULAR DIVIDEND AMOUNTS

For any calendar quarter:	USD 0.00

ANNEX B

PRIVATE PLACEMENT PROCEDURES

If Party B delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)    all Unregistered Settlement Shares shall be delivered to Party A (or any affiliate of Party A designated by Party A) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)    as of or prior to the date of delivery, Party A and any potential purchaser of any such shares from Party A (or any affiliate of Party A designated by Party A) identified by Party A shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Party B customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Party A, such affiliate of Party A or such potential purchaser, as the case may be, may be required by Party B to enter into a customary nondisclosure agreement with Party B in respect of any such due diligence investigation.

(c)    as of the date of delivery, Party B shall enter into an agreement (a “Private Placement Agreement”) with Party A (or any affiliate of Party A designated by Party A) in connection with the private placement of such shares by Party B to Party A (or any such affiliate) and the private resale of such shares by Party A (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Party A, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Party A and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Party B of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Party A, and shall contain representations, warranties, covenants and agreements of Party B reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)    in connection with the private placement of such shares by Party B to Party A (or any such affiliate) and the private resale of such shares by Party A (or any such affiliate), Party B shall, if so requested by Party A, prepare, in cooperation with Party A, a private placement memorandum in form and substance reasonably satisfactory to Party A.

In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Party B delivers any Unregistered Settlement Shares in respect of any Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date (or earlier, if applicable), Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Schedule A

Notice Parties

The Company

Megan Baldwin

Karen Adams

The Agent

Donald Lynaugh

Jack Fabbri

Matthew Kim

Schedule B

Compensation

The Agent shall be paid compensation of 3.0% of the Sales Price of Issuance ADSs sold pursuant to the terms of this Agreement.

The Forward Seller shall be paid compensation of 4.0% of the Sales Price of Forward Hedge ADSs sold pursuant to the terms of this Agreement.